Exhibit 10.6

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is entered into effective as of June 20, 2008 (the “Effective Date”) by and between Allegheny-Singer Research Institute, a Pennsylvania nonprofit corporation (“ASRI”) and Omnimmune Corp., a Texas corporation (the “Company”).

RECITALS

WHEREAS, ASRI and Company entered into that certain Amended and Restated License Agreement dated as of February 1, 2005, as amended as of January 31, 2007 (collectively, the “License Agreement”); that certain Stock Purchase Agreement dated as of January 15, 1999 (the “Stock Purchase Agreement”); and, along with certain other parties thereto, that certain Amended and Restated Stockholders Agreement dated as of February 1, 2005 (the “Stockholders Agreement”);

WHEREAS, Company is in negotiations with New Castle Financial Services, LLC (“New Castle”) regarding its assistance in raising new capital on Company’s behalf pursuant to the terms of a Placement Agent Agreement (the “Placement Agent Agreement”), the execution and delivery of which has been conditioned on Company first securing from ASRI the termination of the Stock Purchase Agreement and Stockholders Agreement, an amendment of the License Agreement in accordance with that certain Second Amendment to the Amended and Restated License Agreement, a copy of which is attached hereto and marked as Exhibit “A” (the “Second Amendment”), and a waiver of any possible defaults that could be claimed in connection with the Performance Obligations (as defined below); and

WHEREAS, based on the forgoing, ASRI has agreed to enter into this Agreement, provided that the terms and conditions of this Agreement are subject to Company’s satisfaction of the following conditions subsequent:  (1) Within thirty (30) days of the Effective Date, each of Company and New Castle shall have entered into the Placement Agent Agreement; (2) Company shall have issued to ASRI in accordance with this Agreement 1,450,424 shares of its common stock (the “Additional Shares”), which shares represented approximately 1.0% of the common stock of the Company on a fully diluted basis as of March 26, 2007, as adjusted for a 2.8072-for-one split of the Company’s common stock effective as of March 26, 2008; and (3) Company shall have paid timely ASRI the amount of $50,000 in satisfaction of its obligation under Section 3(e), as amended by the Second Amendment, provided that such payment be paid on such earlier date as may coincide with the first distribution to the Company’s operating account, either from an escrow account or otherwise,  of proceeds from any offering by New Castle under the Placement Agent Agreement (collectively, the “Conditions Subsequent”).

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Termination of Stock Purchase Agreement.  The Stock Purchase Agreement is hereby terminated and of no further force and effect, and no party thereto shall have any further obligations whatsoever thereunder to any other party.

2. Termination of Stockholders Agreement.  ASRI hereby releases each of the other parties from his or its respective rights, restrictions and obligations set forth in the Stockholders Agreement as and to the extent any and all such rights, restrictions and obligations may run in favor of or otherwise benefit ASRI.    Further, ASRI hereby consents to and agrees to the termination of the Stockholders Agreement, and, upon receipt of the consent of the requisite parties required by Section 5.6 thereof, the Stockholders Agreement shall be terminated and of no further force and effect, and no party thereto shall have any further obligations whatsoever thereunder to any other party.

3. Confirmation of Shares of Common Stock.  Company hereby agrees to issue to ASRI the Additional Shares as soon as reasonably practicable, but in no event later than thirty (30) days from the Effective Date.  Subject to the foregoing, ASRI hereby agrees that together with the Additional Shares, it owns 2,612,605 shares of Company’s common stock (on a post-split basis), and has no claim whatsoever to any further shares of Company’s common stock.

4. Possible Defaults.  Without making any admission whatsoever as to whether it may have failed to satisfy its obligations thereunder, Company acknowledges its performance obligations under the following Sections of the License Agreement (collectively, the “Performance Obligations”):

(a)	Section 3(e): Relating to timing of certain ’07 & ‘08 payments to ASRI;

(b)	Section 6(a)(i): Relating to certain required expenditures for research and development;

(c)	Section 6(a)(ii): Relating to certain minimum funding requirements;

(d)	Section 6(a)(iv)(a): Relating to the timing of certain FDA filings;

(e)	Section 8: Relating to certain sponsored research funding obligations; and

(f)	Section 18(a)(i) & (iii): Relating to certain defaults under the License Agreement and the Stock Purchase Agreement and Stockholders Agreement.

ASRI hereby waives any and all defaults that may have occurred on account of any act or omission on the part of Company in connection with the Performance Obligations through the Effective Date, and any and all rights of enforcement ASRI may have in connection therewith, to include its options described under Sections 6(b), (c) and (d) of the License Agreement; and confirms that the License Agreement is and remains in full force and effect.

5. Satisfaction of Conditions Subsequent.  Notwithstanding any provision in this Agreement or the Second Amendment to the contrary, this Agreement and the Second Amendment, which is to be executed by and between ARSI and Company of even date herewith, shall become and thereafter be null and void if Company fails to timely satisfy each of the Conditions Subsequent.

6. Governing Law.  This Agreement shall be construed under and governed by the law of Pennsylvania, excluding any choice of law provisions which would direct the application of any other state’s laws.

7. Entire Agreement.  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

8. Counterparts.  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail shall be effective as delivery of a manually executed counterpart hereof.

9. Third-Party Beneficiaries.  Each of the respective successors and assigns of the Company shall be deemed to be a third-party beneficiary of or with respect to this Agreement or any rights granted herein, and no other person shall be deemed to be a third-party beneficiary of this Agreement.

10. Severability.  If any portion of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions of this Agreement that can be given effect without the invalid provision or application and, to this end, the provisions of this Agreement are declared to be severable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

ASRI

Allegheny-Singer Research Institute, a Pennsylvania nonprofit corporation

/s/ Chet Cornman________________________
Authorized Officer

COMPANY

OMNIMMUNE CORP.

By:/s/ Harris A. Lichtenstein_______________
     Name: Harris A. Lichtenstein
     Title: Chief Executive Officer

EXHIBIT A

SECOND AMENDMENT
TO
AMENDED AND RESTATED LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT (the “Amendment”), effective as of the ___ day of May 2008, is entered into by and between Allegheny-Singer Research Institute, a Pennsylvania nonprofit corporation (“ASRI”), and Omnimmune Corp., a Texas corporation (the “Company”)(together, ASRI and Company shall be referred to as the “Parties”).  For purposes of this Amendment, the phrase “License Agreement” shall mean that certain Amended and Restated License Agreement entered into by and between the ASRI and Company as of the 1st day of February 2005, as amended January 31, 2007; and unless otherwise defined herein, capitalized terms and phrases shall have the meaning ascribed thereto in the License Agreement.

WHEREAS, each of the Parties to this Amendment hereby acknowledge that Company intends to enter into a Placement Agent Agreement with New Castle Financial Services, LLC; and as a condition thereto, Company and ASRI must first enter into this Amendment;

NOW THEREFORE, for good and valuable consideration, including, without limitation, the promises and the mutual covenants contained herein, the Parties agree as follows:

Section 1.  Amendments.  Each of the Parties hereby agrees to amend the License Agreement as follows:

(a) Subsection (c) of Section 2 of the License Agreement, entitled “License Grant” is hereby amended by deleting the phrase “non-exclusive” from the first sentence thereof and in lieu thereof the following phrase shall be added:  “non-exclusive or exclusive…”;

(b) Section 3(e), entitled “License Maintenance Fees,” shall be amended by deleting in the entirety the phrase “$50,000 on or before February 1, 2008,” and in lieu thereof, adding the following phrase: “$50,000 on or before June 30, 2008”;

(c)	Section 6, entitled “Best Efforts,” shall be amended as follows:

(1)	Subsection 6(a)(i) shall be amended by deleting the date “February 1, 2007,” and in lieu thereof adding the date “September 1, 2009”;

(2)	Subsection 6(a)(ii) shall be deleted in its entirety and in lieu thereof the following phrase shall be added: “Section Reserved”;

(3)	Subsection 6(a)(iii) shall be amended by deleting the date “February 1, 2009,” and in lieu thereof adding the date “August 1, 2010”;

(4)	Subsection 6(a)(iv)(a) shall be amended by deleting the date “February 1, 2007,” and in lieu thereof adding the date “September 1, 2009”;

(5)	Subsection 6(a)(iv)(b) shall be amended by deleting the date “February 1, 2009,” and in lieu thereof adding the date “February 1, 2011”;

(6)	Subsection 6(a)(iv)(c) shall be amended by deleting the date “February 1, 2010,” and in lieu thereof adding the date “February 1, 2012”;

(7)	Subsection 6(a)(v)(a) shall be amended by deleting the dates “February 1, 2007” and “February 1, 2009,” and in lieu thereof adding the dates “February 1, 2011” and February 1, 2012,” respectively;

(8)	Subsection 6(a)(v)(b) shall be amended by deleting the date “February 1, 2009,” and in lieu thereof adding the date “February 1, 2012”;

(9)	Subsection 6(a)(v)(c) shall be amended by deleting the date “February 1, 2010,” and in lieu thereof adding the date “February 1, 2014”; and

(10)	Subsection 6(a)(v)(d) shall be amended by deleting the date “February 1, 2012,” and in lieu thereof adding the date “February 1, 2016”; and

(d) Section 8, entitled “Sponsored Research” shall be deleted in its entirety, and in lieu thereof, the following phrase shall be added:  “Section Reserved.”

(e) Section 18, entitled “Breach and Cure” shall be amended to delete therefrom in its entirety subsection 18(a)(iii).

(f) Section 20, entitled “Assignment” shall be amended to delete the first sentence thereof in its entirety and in lieu thereof, adding the following new sentence:

This Agreement may not be assigned by Company without the written consent of ASRI, which consent shall not be unreasonably delayed, denied, withheld or conditioned.  Notwithstanding any provision in this Agreement to the contrary, this Agreement may be assigned as a result of any transaction or series or related transactions that results in the assignment of Omnimmune’s assets by operation of law, whether by merger or otherwise, or that would occur as part of or in connection with the sale of all or substantially all of its assets.

Section 2.                      Each of the Parties to this Amendment acknowledge and agree that, except as modified hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

Section 3.                      This Amendment is the sole agreement between the Parties as to the amendment and modification of the Agreement as described herein.

Section 4.                      This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Invalidation of any one or more of the provisions of this Amendment shall in no way affect any of the other provisions of this Amendment, which shall remain in full force and effect.

Section 5.                      This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, successors, personal representatives and assigns.

Section 6.                      Should a conflict arise or otherwise exist between the terms and conditions of the License Agreement and this Amendment or any interpretation thereof, each of the Parties agree that the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

ASRI

Allegheny-Singer Research Institute, a Pennsylvania nonprofit corporation

By: [Exhibit Version Only – Not for Signature]
Name: ______________________________
Title: _______________________________

COMPANY

Omnimmune Corp., a Texas corporation

By: [Exhibit Version Only – Not for Signature]
Name: ______________________________
Title: _______________________________